Exhibit 99


                    SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.





                                 FORM 11-K

                               ANNUAL REPORT

                     Pursuant to Section 15(d) of the

                      Securities Exchange Act of 1934

                For the Fiscal Year Ended December 31, 1996





             Employees' Stock Purchase Plan of UAL Corporation
                         (Full title of the Plan)


                              UAL Corporation
               (Employer sponsoring the Plan, issuer of the
                 participations in the Plan and issuer of
                   the shares held pursuant to the Plan)


             1200 Algonquin Road, Elk Grove Township, Illinois
                             Mailing Address:
         UAL Corporation, P.O. Box 66919, Chicago, Illinois  60666
                 (Address of principal executive offices)



            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To UAL Corporation:

We have audited the accompanying statements of financial position of the Employees' Stock Purchase Plan of UAL Corporation (the
"Plan") as of December 31, 1996 and 1995 and the related statements of changes in participants' equity for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan's administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of December 31, 1996 and 1995 and the changes in its participants' equity for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                              /s/ Arthur Andersen LLP

                                              ARTHUR ANDERSEN LLP


Chicago, Illinois
February 26, 1997




Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the sponsor and issuer of the participants of the Plan, UAL
Corporation has duly caused this Annual Report to be signed on its behalf by the undersigned thereunto duly authorized.









                                              UAL Corporation
                                               Administrator




Dated February 26, 1997                  By   /s/ Douglas A. Hacker
                                              Douglas A. Hacker
                                              Senior Vice President - Finance



                      EMPLOYEES' STOCK PURCHASE PLAN
                            OF UAL CORPORATION

                     STATEMENTS OF FINANCIAL POSITION
                  (In Thousands, Except Number of Shares)


                                                   December 31
                                                1996        1995
                                                ----        ----
ASSETS

Participants' payroll deductions
     receivable from UAL Corporation          $   145     $    88

Investment in common stock of
     UAL Corporation, at quoted market
     value (1996 - 525,053 shares, cost
     $14,803; 1995 - 126,762 shares, cost
     $12,499 - Note 8).                        32,914      22,524
                                               ------      ------
                                             $ 33,059    $ 22,612
                                               ======      ======



LIABILITIES AND PARTICIPANTS' EQUITY


Payable to terminating and partially
     withdrawing participants, at
     quoted market value (1996 - 12,943
     shares, cost $388; 1995 - 2,621
     shares, cost $254 - Note 8).            $    812    $    466

Participants' equity                           32,247      22,146
                                               ------      ------
                                             $ 33,059    $ 22,612
                                               ======      ======

The accompanying notes to financial statements are an integral part of these statements.

                      EMPLOYEES' STOCK PURCHASE PLAN
                            OF UAL CORPORATION

               STATEMENTS OF CHANGES IN PARTICIPANTS' EQUITY
                              (In Thousands)


                                              Year Ended December 31
                                          1996         1995         1994
                                          ----         ----         ----
Balance at beginning of year           $ 22,146     $ 11,089      $ 36,768

Increase (decrease) during year:

   Participants' payroll deductions       3,849        2,975         4,601

   Realized gain on stock distributed
       to participants                    1,312        1,208         4,925

   Unrealized appreciation (depreciation)
       in value of investment             8,086       10,408        (9,090)

   Stock and cash for fractional shares
       distributed or amounts payable
       to participants, at market value  (3,146)      (3,534)       (6,489)

   Cash distributed in connection
       with recapitalization                 -            -        (19,626)
                                        -------      -------       -------
                                         10,101       11,057       (25,679)
                                        -------      -------       -------
Balance at end of year                 $ 32,247     $ 22,146      $ 11,089
                                        =======      =======       =======

The accompanying notes to financial statements are an integral part of these statements.


                 EMPLOYEES' STOCK PURCHASE PLAN
                       OF UAL CORPORATION


                  NOTES TO FINANCIAL STATEMENTS

(1)  The Plan
-------------
The Employees' Stock Purchase Plan of UAL Corporation (the
"Plan") is sponsored by UAL Corporation ("UAL"). UAL offers participation in the Plan to eligible employees of UAL and its subsidiaries.

(2)  Purchase and Distribution of Stock
---------------------------------------
Purchases are made by the Plan monthly, and the shares purchased are credited to the accounts of each participant on the basis of the ratio of the participant's contribution to total participants' contributions for the month. The cost of common stock purchased for the Plan includes all brokerage charges involved in the purchase.

When shares of stock are distributed to the individual participants pursuant to the terms of the Plan, the market value of such shares is removed from the investment account of the Plan.

Terminating participants receive a certificate for the full number of shares, plus cash for the fractional shares, held for their accounts. Partially withdrawing participants receive certificates for the full number of shares withdrawn. There are no forfeiture provisions under the Plan with respect to participants' contributions.

(3)  Investment in Common Stock of UAL
--------------------------------------
The investment in common stock of UAL is valued at the year-end published market prices as reported by the New York Stock
Exchange.

(4)  Realized Gain on Stock Distributed to Participants
-------------------------------------------------------
Gains on stock distributed to participants are realized to the extent of the difference between cost at acquisition and market value at the date of distribution.

(5)  Unrealized Appreciation (Depreciation) in Value of Investment
------------------------------------------------------------------
The unrealized appreciation (depreciation) in the value of investment is the change from the prior year-end to the current year-end in the difference between the market value and the cost of the investment.

The following is a summary of unrealized appreciation
(depreciation):

(In Thousands)                          1996      1995      1994
                                        ----      ----      ----
Balance at beginning of year         $ 10,025   $  (383)  $ 8,707

Increase (decrease) during year         8,086    10,408    (9,090)
                                       ------    ------    ------
Balance at end of year               $ 18,111   $10,025   $  (383)
                                       ======    ======    ======

(6)  Administrative Expenses of the Plan
----------------------------------------
All administrative expenses of the Plan are paid by UAL.

(7)  Federal Income Tax
-----------------------
Under existing federal income tax laws, the Plan is not subject to federal income tax. Any dividend income is taxable to the participants upon distribution and receipt. When any shares of stock or rights acquired under the Plan are sold by or for a participant, any gain or loss must be recognized by that participant.

(8)  Stock Split
----------------
In April 1996, the shareholders of UAL approved a four-for-one split of the UAL's common stock in the form of a 300% dividend effective at the close of business on May 6, 1996.

(9)  Employee Investment Transaction and Recapitalization
---------------------------------------------------------
On July 12, 1994, the shareholders of UAL approved a plan of recapitalization to provide an approximately 55% equity interest in UAL to certain employees of United in exchange for wage concessions and work-rule changes. The employees' equity interest will be allocated to individual employees through the year 2000 under Employee Stock Ownership Plans ("ESOPs") which were created as a part of the recapitalization. Pursuant to the terms of the plan of recapitalization, holders of old UAL common stock received approximately $2.1 billion in cash and the remaining 45% of the equity in the form of new common stock, which was issued at the rate of one half share of new common stock for each share of old common stock.

The cash consideration received by the Plan was distributed to Plan participants at a rate of $84.81 per old common share held in the Plan as of July 12, 1994. Additionally, each old common share held by participants as of this date was exchanged for one half new common share, thereby reducing the Plan participants' balances proportionately.


                                                  Exhibit 23


             Consent of Independent Public Accountants
             -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our report included in Exhibit 99 of the UAL Corporation Form 10-K for the year ended December 31, 1996, into the Company's previously filed Post Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 2-67368) and the Post-Effective Amendment No. 2 to Form S-8 Registration Statement (File No. 33-37613) for the Employees' Stock Purchase Plan of UAL Corporation.

                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
March 5, 1997